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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 13, 2001, relating to the financial statements and financial highlights which appear in the June 30, 2001 Annual Reports to Shareholders of U.S. Select 20 Portfolio, Growth Fund, Mid Cap 20 Portfolio, U.S. Emerging Growth Fund, Small Cap Fund, Balanced Fund, International Growth Fund, International 20 Portfolio, Global Opportunities Fund, Global 20 Portfolio, Global Long-Short Fund, Global Communications Fund, Emerging Markets Fund, Emerging Markets 20 Portfolio, Emerging Asia Fund, Total Return Bond Fund, Short Duration Government Bond Fund, California Tax-Free Intermediate Bond Fund, Government Money Market Fund, California Tax-Free Money Fund, and Federal Tax-Free Money Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in such Registration Statement.


PricewaterhouseCoopers LLP
San Francisco, CA
October 26, 2001